Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES THIRD QUARTER 2018 RESULTS

NEW YORK - (BUSINESS WIRE) – October 25, 2018 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended September 30, 2018:

THIRD QUARTER FINANCIAL HIGHLIGHTS:

▪	GAAP Net Income of $185 million, or $0.54 per diluted share
▪	Core Earnings of $215 million, or $0.63 per diluted share*
▪	Common dividend of $170 million, or $0.50 per share

	3Q 2018	2Q 2018
Summary Operating Results:
GAAP Net Income per Diluted Share**	$0.54	$0.51
GAAP Net Income	$185 million	$175 million

Non-GAAP Results:
Core Earnings per Diluted Share**	$0.63	$0.58
Core Earnings*	$215 million	$198 million

NRZ Common Dividend:
Common Dividend per Share**	$0.50	$0.50
Common Dividend	$170 million	$170 million

* Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

** Per share calculations of GAAP Net Income and Core Earnings are based on 340,868,403 weighted average diluted shares during the quarter ended September 30, 2018 and 339,538,503 weighted average diluted shares during the quarter ended June 30, 2018. Per share calculations of Common Dividend are based on 340,354,429 basic shares outstanding as of September 30, 2018 and 339,862,769 basic shares outstanding as of June 30, 2018.

Third Quarter 2018 Highlights:

▪	Acquired MSRs totaling approximately $43 billion unpaid principal balance (“UPB”).

▪	Executed clean-up calls on 10 seasoned, Non-Agency residential mortgage-backed securities (“RMBS”) deals with an aggregate UPB of approximately $253 million.

▪	Completed a $658 million Non-Agency loan securitization.

▪	Purchased $900mm face value of Legacy Non-Agency RMBS consistent with our call-rights strategy.

▪	Subsequent to quarter end, New Residential successfully priced its first Non-QM securitization totaling $310 million.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Thursday, October 25, 2018 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-702-374-0622 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2018 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 1, 2018 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “3849898.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income	$425,524	$397,722	$1,212,902	$1,162,212
Interest expense	162,806	125,278	421,109	338,664
Net Interest Income	262,718	272,444	791,793	823,548

Impairment
Other-than-temporary impairment (OTTI) on securities	3,889	1,509	23,190	8,736
Valuation and loss provision (reversal) on loans and real estate owned (REO)	5,471	26,700	28,136	65,381
	9,360	28,209	51,326	74,117

Net interest income after impairment	253,358	244,235	740,467	749,431
Servicing revenue, net	175,355	58,014	538,784	269,467
Gain on sale of originated mortgage loans, net	45,732	-	45,732	-
Other Income
Change in fair value of investments in excess mortgage servicing rights	(4,744)	(14,291)	(55,711)	(32,650)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	3,396	2,054	5,624	6,056
Change in fair value of investments in mortgage servicing rights financing receivables	(88,345)	70,232	63,628	75,828
Change in fair value of servicer advance investments	(5,353)	10,941	(86,581)	70,469
Gain (loss) on settlement of investments, net	(11,893)	1,553	106,064	1,250
Earnings from investments in consumer loans, equity method investees	4,555	6,769	12,343	12,649
Other income (loss), net	19,086	9,887	39,047	7,696
	(83,298)	87,145	84,414	141,298

Operating Expenses
General and administrative expenses	98,587	19,919	139,169	47,788
Management fee to affiliate	15,464	14,187	46,027	41,447
Incentive compensation to affiliate	23,848	19,491	65,169	72,123
Loan servicing expense	11,060	13,690	33,609	40,068
Subservicing expense	43,148	49,773	135,703	123,435
	192,107	117,060	419,677	324,861

Income Before Income Taxes	199,040	272,334	989,720	835,335
Income tax expense (benefit)	3,563	32,613	(5,957)	121,053
Net Income	$195,477	$239,721	$995,677	$714,282
Noncontrolling Interests in Income of Consolidated Subsidiaries	$10,869	$13,600	$32,058	$45,051
Net Income Attributable to Common Stockholders	$184,608	$226,121	$963,619	$669,231

Net Income Per Share of Common Stock
Basic	$0.54	$0.74	$2.87	$2.23
Diluted	$0.54	$0.73	$2.86	$2.21

Weighted Average Number of Shares of Common Stock Outstanding
Basic	340,044,440	307,361,309	335,615,566	300,511,550
Diluted	340,868,403	309,207,345	337,078,824	302,357,147

Dividends Declared per Share of Common Stock	$0.50	$0.50	$1.50	$1.48

Condensed Consolidated Balance Sheets
($ in thousands)

	September 30, 2018	December 31, 2017
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$467,061	$1,173,713
Excess mortgage servicing rights, equity method investees, at fair value	154,939	171,765
Mortgage servicing rights, at fair value	2,872,004	1,735,504
Mortgage servicing rights financing receivables, at fair value	1,681,072	598,728
Servicer advance investments, at fair value	799,936	4,027,379
Real estate and other securities, available-for-sale	11,650,257	8,071,140
Residential mortgage loans, held-for-investment (includes $123,606 and $0 at fair value at September 30, 2018 and December 31, 2017, respectively)	776,323	691,155
Residential mortgage loans, held-for-sale	1,996,303	1,725,534
Residential mortgage loans, held-for-sale, at fair value	524,863	-
Real estate owned	115,160	128,295
Residential mortgage loans subject to repurchase	110,181	-
Consumer loans, held-for-investment	1,140,769	1,374,263
Consumer loans, equity method investees	44,787	51,412
Cash and cash equivalents	330,148	295,798
Restricted cash	155,749	150,252
Servicer advances receivable	3,217,121	675,593
Trades receivable	3,424,865	1,030,850
Other assets	629,231	312,181
	$30,090,769	$22,213,562

Liabilities and Equity

Liabilities
Repurchase agreements	$14,387,020	$8,662,139
Notes and bonds payable (includes $117,470 and $0 at fair value at September 30, 2018 and December 31, 2017, respectively)	7,254,946	7,084,391
Trades payable	1,791,191	1,169,896
Residential mortgage loans repurchase liability	110,181	-
Due to affiliates	74,135	88,961
Dividends payable	170,177	153,681
Deferred tax liability, net	3,910	19,218
Accrued expenses and other liabilities	462,161	239,114
	24,253,721	17,417,400

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 340,354,429 and 307,361,309 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	3,404	3,074
Additional paid-in capital	4,256,045	3,763,188
Retained earnings	1,014,919	559,476
Accumulated other comprehensive income (loss)	468,952	364,467
Total New Residential stockholders’ equity	5,743,320	4,690,205
Noncontrolling interests in equity of consolidated subsidiaries	93,728	105,957
Total Equity	5,837,048	4,796,162
	$30,090,769	$22,213,562

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under ASC No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

As of the third quarter of 2018, as a result of the Shellpoint Acquisition, the Company, through its wholly owned subsidiary, New Penn, originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, New Residential reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which we believe is an indicator of performance for the Servicing and Origination segment and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to common stockholders	$184,608	$226,121	$963,619	$669,231
Impairment	9,360	28,209	51,326	74,117
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	4,744	14,291	55,711	32,650
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(3,396)	(2,054)	(5,624)	(6,056)
Change in fair value of investments in mortgage servicing rights financing receivables	39,329	(89,115)	(218,187)	(95,838)
Change in fair value of servicer advance investments	5,353	(10,941)	86,581	(70,469)
(Gain) loss on settlement of investments, net	11,893	(1,553)	(106,064)	(1,250)
Unrealized (gain) loss on derivative instruments	(24,299)	(3,560)	(27,985)	124
Unrealized (gain) loss on other ABS	(7,197)	(189)	(12,001)	(340)
(Gain) loss on transfer of loans to REO	(6,119)	(5,179)	(16,609)	(16,791)
(Gain) loss on transfer of loans to other assets	1,528	(66)	1,648	(359)
(Gain) loss on Excess MSRs	(987)	(606)	(5,257)	(1,948)
(Gain) loss on Ocwen common stock	145	(6,987)	(4,655)	(6,987)
Other (income) loss	17,843	6,700	25,812	18,605
Total Other Income Adjustments	38,837	(99,259)	(226,630)	(148,659)

Other Income and Impairment attributable to non-controlling interests	(4,633)	(6,329)	(17,088)	(24,430)
Change in fair value of investments in mortgage servicing rights	(44,192)	11,518	(226,617)	(77,465)
(Gain) loss on settlement of mortgage loan origination derivative instruments	2,757	-	2,757	-
Non-capitalized transaction-related expenses	5,274	6,467	18,784	14,397
Incentive compensation to affiliate	23,848	19,491	65,169	72,123
Deferred taxes	(1,865)	28,410	(12,680)	114,016
Interest income on residential mortgage loans, held-for sale	5,906	4,603	12,774	12,069
Limit on RMBS discount accretion related to called deals	(2,914)	(13,543)	(13,108)	(20,059)
Adjust consumer loans to level yield	(6,760)	(9,874)	(21,915)	(23,460)
Core earnings of equity method investees:
Excess mortgage servicing rights	4,468	3,476	10,514	10,010
Core Earnings	$214,694	$199,290	$606,905	$671,890

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to any impact on core earnings in future periods. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the SEC, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments primarily related to residential real estate. The Company primarily targets investments in mortgage servicing related assets, non-Agency loans and securities and other opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150